UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018 (May 7, 2018)

FRANKLY INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-55821	98-1230527
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27-01 Queens Plaza North, Suite 502

Long Island City, NY 11101

(Address of principal executive offices) (Zip code)

(212) 931-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2016, Frankly Inc. (the “Company” or “we”) had entered into (i) a $14.5 million credit facility pursuant to a credit agreement, as amended on December 20, 2016, March 30, 2017, May 25, 2017, October 25, 2017 and December 27, 2017 (the “Credit Agreement”) with Raycom Media, Inc. (“Raycom”) and (ii) a share purchase agreement, as amended on December 20, 2016, March 30, 2017, May 25, 2017, October 25, 2017 and December 27, 2017 (the “Raycom SPA”) with Raycom pursuant to which we issued 150,200 common shares in exchange for a promissory note previously issued by us to Raycom, with a principal amount of $14.5 million. See the section “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—The August 2016 Refinancing” in the registration statement on Form 10, filed with the Securities and Exchange Commission on August 7, 2017, for a description of the Credit Agreement and the Raycom SPA.

On May 7, 2018, the Company amended and restated the Credit Agreement (the “Amended Credit Agreement”) to increase the amount of funding available under the Credit Agreement by $7.5 million. The Amended Credit Agreement supersedes the original Credit Agreement. The $1 million that was advanced by Raycom to us on March 13, 2018 is included in the $7.5 million funding increase, bringing the total amount provided to us under the Amended Credit Agreement to $22 million (the “Credit Facility”). Of the $7.5 million, our customer Cordillera Communications (“Cordillera” and together with Raycom, the “Lenders”) is participating as a lender for up to $300,000. Under the Amended Credit Agreement, outstanding term loans in the amount of $14.5 million were characterized as Term B Loans under a non-revolving term loan facility in such amount (“Facility B”) and an outstanding term loan in the amount of $1 million was characterized as a Term A Loan under a non-revolving term loan facility in the amount of $7.5 million (“Facility A”).

The Amended Credit Agreement terminates on December 31, 2020. The additional availability of $6.5 million under Facility A is available to be drawn until December 31, 2018, subject to monthly borrowing limits based on the achievement of minimum monthly operating profit thresholds. Facility B is postponed and subordinated to Facility A. The Amended Credit Agreement accommodates multiple lenders and Raycom on closing assigned portions of its Facility A commitment and its outstanding Facility A loans to our existing customers who became additional Lenders. The Amended Credit Agreement also provides that, if we (or Guarantors, as defined therein) receive any amount from such a customer for the early termination of any contractual arrangement with such customer, the availability under Facility A will be reduced by such amount and the Facility A lenders may reduce the monthly borrowing limits accordingly. The interest rate payable under the original Credit Agreement amount outstanding bears an interest rate of 10% and the increased credit amount of $7.5 million bears an interest rate of LIBOR (1 month) plus 8%. The LIBOR rate used for computation of interest will be updated on the first day of each interest period (month). Interest payments on the Credit Facility will be deferred and capitalized annually and added at the end of each calendar year, to the principal balance of the Credit Facility, and thereafter interest shall be calculated on such increased principal balance. To the maximum extent permitted by applicable law, we will pay interest on all overdue amounts, including any overdue interest payments, from the date each of those amounts is due until the date each of those amounts is paid in full. That interest will be calculated daily, compounded monthly and payable on demand of Raycom at a rate per annum of 12%. We have the option to repay all or a portion of loans outstanding under the Amended Credit Facility without premium, penalty or bonus upon prior notice to Raycom and repayment of all interest, fees and other amounts accrued and unpaid under the Credit Facility.

We also agreed to make the following mandatory repayments:

(a) if any of Frankly, Inc., Frankly Media LLC or Frankly Co. completes a debt or equity financing in excess of $10 million, an amount of $2 million within five business days of completion of such financing, unless the debt or equity financing is equal to $10 million or less, then an amount equal to 20% of such financing within five business days of completion of such financing;

(b) commencing on December 31, 2019 and on the last day of the month of each three month period thereafter, an amount of $687,500 per three month period;

(c) proceeds (less actual costs paid and income taxes) on any asset sales; and

(d) commencing on the financial year ending December 31, 2017, and each financial year ending thereafter, 100% of the current year excess cash flow amount in excess of $2 million must be paid to the Lenders as a mandatory repayment amount no later than May 1 of the following year until a total leverage ratio of not more than 3:1 has been met for such fiscal year, at which point 50% of the current year excess cash amount in excess of $2 million will be paid to Raycom as mandatory repayment amounts. Such excess cash flow payments will be applied pro rata to reduce other mandatory payments due thereunder.

In addition, we must maintain certain leverage ratios and interest coverage ratios beginning the fiscal quarter ending June 30, 2019. The leverage ratio of 5.5:1 and 2:1 for the interest coverage ratio. We are also subject to certain covenants relating to, among others, indebtedness, fundamental corporate changes, dispositions, acquisitions and distributions.

Upon an event of default, the Lenders may by written notice terminate the facility immediately and declare all obligations under the Amended Credit Agreement and the related loan documents, whether matured or not, to be immediately due and payable. The Lenders may also as and by way of collateral security, deposit and retain in an interest bearing account, amounts received by the Lenders from us under the Amended Credit Agreement and the related loan documents and realize upon the Security Interest Agreements, Guaranty Agreements and Pledge Agreement, as defined in the Amended Credit Agreement. If we fail to perform any of our obligations under the Amended Credit Agreement and the related loan documents, the Lenders may upon 10 days’ notice, perform such covenant or agreement if capable. Any amount paid by the Lenders under such covenant or agreement will be repaid by us on demand and will bear interest at 12% per annum.

The above discussion of the Credit Agreement, Raycom SPA and the Amended Credit Agreement is qualified in its entirety by reference to the full agreements, as amended, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8.

Item 8.01.	Other Events.

In connection with the execution of the Amended Credit Agreement described in Item 2.03 of this Current Report, the Company issued a press release on May 8, 2018. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc. (Incorporated by reference from Exhibit 10.11 to Form S-1 (Registration No. 333-214578) filed November 10, 2016)

10.2	Credit Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc. (Incorporated by reference from Exhibit 10.10 to Amendment No. 1 to Form S-1 (Registration No. 333-214578) filed January 11, 2017)

10.3	Amendment to the Credit Agreement and SPA, dated December 20, 2016 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.5 to Amendment No. 1 to Form S-1 (Registration No. 333-214578) filed January 11, 2017)

10.4	Amendment to Credit Agreement, SPA and Raycom Warrant, dated March 30, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.27 to Amendment No. 3 to Form S-1 (Registration No. 333-214578) filed April 18, 2017)

10.5	Amendment to Credit Agreement, SPA and Raycom Warrant, dated May 25, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.30 to Amendment No. 7 to Form S-1 (Registration No. 333-214578) filed June 2, 2017)

10.6	Amendment to Credit Agreement and SPA, dated October 25, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.6 to Form 8-K filed October 27, 2017)

10.7	Amendment to Credit Agreement and SPA, dated December 27, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.7 to Form 8-K filed January 3, 2018)

10.8	Amended and Restated Credit Agreement, dated May 7, 2018 by and between Frankly, Inc., Frankly Media LLC, Frankly Co. and Raycom Media, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLY INC.

Dated: May 11, 2018	By:	/s/ Louis Schwartz
	Name:	Louis Schwartz
	Title:	Chief Executive Officer